SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

_________________

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2)     [X]

LASALLE BANK NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

36-0884183
(I.R.S. Employer
Identification No.)

135 South LaSalle Street, Chicago, Illinois 60603
(Address of principal executive offices) (Zip Code)

_________________

Willie J. Miller, Jr.
Group Senior Vice President
Chief Legal Officer and Secretary
Telephone: (312) 904-2018
135 South LaSalle Street, Suite 925
Chicago, Illinois 60603
(Name, address and telephone number of agent for service)

_________________

Meridian Bioscience, Inc.
(Exact name of obligor as specified in its charter)

Ohio	31-0888197
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3471 River Hills Drive Cincinnati, Ohio	45244
(Address of principal executive offices)	(Zip Code)

_________________

Debt Securities
(Title of the indenture securities)

ITEM 1.    GENERAL INFORMATION*

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

1.	Comptroller of the Currency, Washington D.C.

2.	Federal Deposit Insurance Corporation, Washington, D.C.

3.	The Board of Governors of the Federal Reserve Systems, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

                                      Yes.

ITEM 2.    AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each such affiliation.

                Not Applicable

*	Pursuant to General Instruction B, the trustee has responded only to items 1, 2 and 16 of this form since to the best knowledge of the trustee the obligor is not in default under any indenture under which the trustee is a trustee.

ITEM 16.    LIST OF EXHIBITS.

List below all exhibits filed as part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of LaSalle Bank National Association now in effect (incorporated herein by reference to Exhibit 1 filed with Form T-1 in File No. 333-101155).

2.	A copy of the certificate of authority to commence business (incorporated herein by reference to Exhibit 2 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

3.	A copy of the authorization to exercise corporate trust powers (incorporated herein by reference to Exhibit 3 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

4.	A copy of the existing By-Laws of LaSalle Bank National Association (incorporated herein by reference to Exhibit 4 filed with Form T-1 in File No. 333-101155).

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 (incorporated herein by reference to Exhibit 6 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle Bank National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 16th day September, 2003.

LASALLE BANK NATIONAL ASSOCIATION BY: /s/ John Porter —————————————— John Porter Vice President

      LaSalle Bank, N.A.               Call Date:  6/30/2003                                ST-BK:  17-1520                       FFIEC          031
      135 South LaSalle Street
      Chicago, IL  60603
                                                                                                                                  Page           RC-1
                                       Vendor ID:  D                                        CERT:  15407
      Transit Number:  71000505

      Consolidated Report of Condition for Insured Commercial and
      State-Chartered Savings Banks for June 30, 2003

      All schedules are to be reported in thousands of dollars.  Unless otherwise  indicated,  report the amount  outstanding as of the last business day of the quarter.

      Schedule RC - Balance Sheet

                                                                                                                                     Dollar Amount in Thousands
      ---------------------------------------------------------------------------------------------------------------------------------------------------------
      ASSETS
           1.  Cash and balances due from depository institutions (from Schedule RC-A)                                            RCFD
               a. Non-Interest-bearing balances and currency and coin 1                                                           0081                1,887,414  1.a
               b. Interest-bearing balances 2                                                                                     0071                   17,355  1.b
           2.  Securities:
               a. Held-to-maturity securities (from Schedule RC-B, column A)                                                      1754                  187,715  2.a
               b. Available-for-sale securities (from Schedule RC-B, column D)                                                    1773               22,233,318  2.b
           3.  Federal funds sold and securities purchased under agreements to resell
               a. Federal funds sold in domestic offices                                                                          B987                  286,080  3.a
               b. Securities purchases under agreements to resell 3                                                               B989                  144,437  3.b
           4.  Loans and lease financing receivables (from schedule RC-C)
               a. Loans and leases held for sale                                                                                  5369                  295,765  4.a
               b. Loans and leases, net of unearned income                                          B528              33,448,582
               c. LESS: Allowance for loan and lease losses                                         3123                 587,930                                 4.c
                d. Loans and leases, net of unearned income,  allowance, and reserve (item
           4.a minus 4.b and 4.c)                                                                                            B529               32,860,652  4.d

           5.   Trading assets (from Schedule RC-D)                                                                               3545                  697,442  5.
           6.   Premises and fixed assets (including capitalized leases)                                                          2145                  261,574  6.
           7.   Other real estate owned (from Schedule RC-M)                                                                      2150                   20,664  7.
           8.   Investments in unconsolidated  subsidiaries and associated companies (from
                Schedule RC-M)                                                                                                    2130                        0  8.
           9.   Customers' liability to this bank on acceptances outstanding                                                      2155                   27,525  9.
           10.  Intangible assets (from Schedule RC-M)
                a. Goodwill                                                                                                       3163                  181,613  10.a
                b. Other Intangible assets                                                                                        0426                    8,058  10.b
           11.  Other assets (from Schedule RC-F)                                                                                 2160                2,306,948  11.
           12.  Total assets (sum of items 1 through 11)                                                                          2170               61,416,560  12.

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1.  Includes cash items in process of collection and unposted debits.
2.  Includes time certificates of deposit not held for trading.
3.  Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

      LIABILITIES
           13. Deposits:                                                                                                          RCON
               a. In domestic offices (sum of totals column A and C from Schedule RC-                                             2200               25,663,611  13.a
           E, part I)
                                                                                                    RCON
                  (1) Noninterest-bearing 1                                                         6631               6,208,325                                 13.a.1
                  (2) Interest-bearing                                                              6636              19,455,286                                 13.a.2
                                                                                                                                  RCFN
               b. In foreign offices, Edge and Agreement, subsidiaries, and IBFs (from
                   Schedule RC-E, part II)                                                                                        2200                5,595,976  13.b
                                                                                                    RCFN
                  (1) Noninterest-bearing                                                           6631                       0                                 13.b.1
                  (2) Interest -bearing                                                             6636               5,595,976                                 13.b.2
                                                                                                                                  RCON
           14. Federal funds purchased and securities sold under agreements to repurchase:
               a. Federal funds purchase in domestic offices 2                                                                    B993                3,532,101  14.a
                                                                                                                                  RCFD
               b. Securities sold under agreements to repurchase 3                                                                B995                2,056,728  14.b
           15. Trading liabilities (from Schedule RC-D)                                                                           3548                  323,906  15

           16. Other borrowed money (includes mortgage indebtedness and obligations                                               3190                9,679,141           16
           under capitalized leases):  From schedule RC-M

           17. Not applicable
           18. Banks liability on acceptances executed and outstanding                                                            2920                   27,525  18.
           19. Subordinated notes and debentures 4                                                                                3200                  540,000  19.
           20. Other liabilities (from Schedule RC-G)                                                                             2930                9,226,265  20.
           21. Total liabilities (sum of items 13 through 20)                                                                     2948               56,645,253  21.
           22. Minority Interest in consolidated subsidiaries                                                                     3000                   29,226  22.

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1.  Includes total demand deposits and noninterest-bearing time and savings deposits.
2.  Report overnight Federal Home Loan Bank advances in Schedule RC, item 16 "other borrowed money."
3.  Includes all securities repurchased agreements in domestic and foreign offices, regardless of maturity.
4.  Includes limited-life preferred stock and related surplus.

           EQUITY CAPITAL
                                                                                                                                  RCFD
           23. Perpetual preferred stock and related surplus                                                                      3838                  635,410  23.
           24. Common stock                                                                                                       3230                   41,234  24.
           25. Surplus (exclude all surplus related to preferred stock)                                                           3839                2,000,163  25.
           26. a. Retained Earnings                                                                                               3632                1,871,214  26.a
               b. Accumulated Other Comprehensive Income 1                                                                        B530                  194,060  26.b
           27. Other Equity capital components 2                                                                                  3284                        0  27.
           28. Total equity capital (sum of items 23 through 27)                                                                  3210                4,742,081  28.
           29. Total liabilities,  minority interest, and equity capital (sum of items 21,                                        3300               61,416,560  29.
           22, and 28)

           Memorandum
           To be reported only with the March Report of Condition.
           1.  Indicate in the box at the right the number of the statement below that best describes the most                    RCFD               Number
               comprehensive level of auditing work performed for the bank by independent external auditors as of any date        6724                N/A        M.1
               during 2001.

1=Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2=Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3=Attestation on bank managements assertion on the effectiveness of the auditors with generally accepted auditing standards by a certified public accounting firm

4=Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified accounting firm. (may be required by state chartering authority)

5=Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6=Review of the bank's financial statements by external auditors

7=Compilation of the bank's financial statements by external auditors

8=Other audit procedures (excluding tax preparation work)

9=No external work

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1.  Includes net  unrealized  holding gains  (losses) on available for sale  securities,  accumulated  net gains  (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
2.  Includes treasury stock and unearned Employee Stock Ownership plan shares.